EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
BCB Bancorp, Inc.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 6, 2018, relating to the consolidated financial statements of BCB Bancorp, Inc. as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017.
/s/Baker Tilly Virchow Krause, LLP

Iselin, New Jersey
May 11, 2018